UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITITES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 18, 2003

                        Commission File number 000-30654

                            APROPOS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



          Illinois                                      36-3644751
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


                           One Tower Lane, 28th Floor
                        Oakbrook Terrace, Illinois 60181
          (Address of principal executive offices, including zip code)

                                 (630) 472-9600
              (Registrant's telephone number, including area code)

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         ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

                  On April 21, 2003, Apropos Technology, Inc. (the "Company") announced that it entered into an agreement (the "Agreement") with a shareholder group (the "Group") that owns approximately 31.9% of its stock. Under the Agreement the Group agreed not to commence their previously announced proxy contest with respect to the Company's board of directors. Pursuant to the Agreement the Company agreed to nominate Kevin G. Kerns (the Company's President and CEO and a current director of the Company) and Donald A. DeLoach as Class III directors for election at the Company's 2003 annual shareholders meeting, and the Group agreed to vote in favor of the nominees. The Group is comprised of Patrick K. Brady, Catherine Brady, Brady Family Limited Partnership, Valor Capital Management, L.P. Kratky Management, LLC, John M. Kratky III, William W. Bach and Bach Family L.P. The Group filed a Statement on Schedule 13D on March 6, 2003 announcing their intention to nominate Mr. DeLoach and another nominee for election to the Apropos Technology board of directors. A copy of the Agreement is attached hereto as
         Exhibit 10.1. A copy of the press release issued on April 21, 2003 announcing the execution of the Agreement is attached hereto as Exhibit 99.1.

         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.       Description

                  10.1 Agreement dated April 18, 2003, among Apropos Technology, Inc. and the Specified Shareholders
                  99.1 Press Release issued by Apropos Technology, Inc. dated April 21, 2003



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 8, 2003.


                            Apropos Technology, Inc.



                            /s/FRANCIS J. LEONARD
                            ----------------------------------------------------
                            Francis J. Leonard
                            Chief Financial Officer and Vice President
                            (Principal Financial Officer and Authorized Officer)

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

         EXHIBIT INDEX

                  Exhibit No.       Description

                  10.1 Agreement dated April 18, 2003, among Apropos Technology, Inc. and the Specified Shareholders
                  99.1 Press Release issued by Apropos Technology, Inc. dated April 21, 2003

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